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                                                                    Exhibit 21.1
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                                SUBSIDIARIES OF
                NORTH GEORGIA COMMUNITY FINANCIAL PARTNERS, INC.


     North Georgia Community Financial Partners, Inc. currently has no subsidiaries. If the proposed reorganization of North Georgia National Bank into a one-bank holding company occurs, North Georgia National, a national bank chartered under the laws of the United States, will become a wholly-owned subsidiary of North Georgia Community.